EXHIBIT 99.1

City National Corp. Reports Third-Quarter 2011 Net Income of $41.4 Million, Up 20 Percent from the Third Quarter of 2010

Commercial loans increase 15 percent year over year

Core deposits rise 10 percent

Total assets exceed $23 billion for the first time

LOS ANGELES, Oct. 20, 2011 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported third-quarter 2011 net income of $41.4 million, or $0.77 per share, up 20 percent from $34.4 million, or $0.65 per share in the third quarter of 2010.

Year to date, City National's net income totaled $128.6 million, up 41 percent from $91.4 million in the first nine months of 2010. Earnings per share were $2.39, up 48 percent from $1.62 per share in the first nine months of last year.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.20 per share. The quarterly dividend is payable on November 16, 2011 to stockholders of record on November 2, 2011.

THIRD-QUARTER 2011 AND YEAR-TO-DATE HIGHLIGHTS

  Fully taxable-equivalent net interest income amounted to $203.6 million, up 4 percent from the second quarter of 2011 and 7 percent from the same period last year. Fully taxable-equivalent net interest income for the first nine months of 2011 amounted to $584.3 million, up 5 percent from the same period last year.
  Average deposit balances grew to a record $19.7 billion in the third quarter of 2011, up 5 percent from $18.8 billion in the second quarter of this year and 8 percent from $18.3 billion in the third quarter of 2010. Average core deposits grew 5 percent from the second quarter of 2011 and 10 percent from the third quarter of last year. They account for 96 percent of average deposit balances. Average deposits for the first nine months amounted to $18.9 billion, up 7 percent from the same period of 2010.
  Average third-quarter loan balances were $11.8 billion, up 2 percent from the second quarter of 2011 and 3 percent from the third quarter of 2010, excluding loans covered by City National's acquisition-related loss‑sharing agreements with the Federal Deposit Insurance Corporation (FDIC). Average commercial loan balances grew 5 percent from the second quarter of this year and 15 percent from the year-ago period.
  Following two quarters with no provision, the company recorded a $7.5 million provision for loan and lease losses, excluding loans covered by FDIC loss-sharing agreements, in the third quarter of 2011. City National recorded a $13.0 million provision in the third quarter of 2010, which brought its total for the first nine months of last year to $100.0 million. The company remains adequately reserved at 2.16 percent of total loans, excluding FDIC-covered loans.

"In this challenging economic environment, City National completed another positive quarter as it again grew income, loans and deposits meaningfully, and for the first time assets exceeded $23 billion," said Chief Executive Officer Russell Goldsmith.  "Even with our first credit provision in 2011, which was due in part to good commercial loan growth, the company's overall credit quality continues to improve.

"City National also is not burdened or distracted by mortgage-related issues and other headline-grabbing challenges that confront some other banks. Instead, we continue to grow our client base and invest in the future by expanding our products and services, enhancing our productivity and capabilities, and selectively adding talented new colleagues to the City National team."

Dollars in millions,	For the three months ended September 30,		%	For the three months ended	%
except per share data	2011	2010	Change	June 30, 2011	Change
Earnings Per Share	$ 0.77	$ 0.65	18	$ 0.88	(13)
Net Income Attributable to CNC	41.4	34.4	20	47.5	(13)

Average Assets	$ 22,998.6	$ 21,614.7	6	$ 22,009.7	4
Return on Average Assets	0.71%	0.63%	13	0.87%	(18)
Return on Average Equity	7.85%	7.06%	11	9.39%	(16)

ASSETS

Total assets at September 30, 2011 grew to a record $23.1 billion, up 3 percent from the second quarter of this year and 6 percent from the third quarter of 2010.

REVENUE

Revenue for the third quarter of 2011 was $269.0 million, down 5 percent from the second quarter of this year but up 6 percent from the third quarter of 2010. Revenue for the first nine months of 2011 totaled $826.9 million, up 2 percent from $811.5 million during the same period of 2010.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $203.6 million in the third quarter of 2011, up 4 percent from the second quarter of this year and 7 percent from the same period last year. Fully taxable-equivalent net interest income for the first nine months of 2011 was $584.3 million, up 5 percent from $555.2 million in the year-ago period.

Third-quarter average deposits reached a record $19.7 billion, up 5 percent from the second quarter of this year and 8 percent from the third quarter of 2010. Average deposits for the first nine months of 2011 totaled $18.9 billion, up 7 percent from the first nine months of 2010. Period-end deposits grew to $19.9 billion, up 3 percent from June 30 of this year and 8 percent from September 30, 2010.

Average core deposits were $18.9 billion in the third quarter of 2011, up 5 percent from the second quarter of 2011 and 10 percent from the same period of 2010.  Year-to-date average core deposits grew 10 percent from the same period of 2010. Core deposits represent 96 percent of the company's average balances.

Third-quarter 2011 average noninterest-bearing deposits were up 9 percent from the second quarter of 2011 and 19 percent from the same period of 2010. Average noninterest-bearing balances in the first nine months of 2011 were up 14 percent from the same period last year.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $1.8 billion in the third quarter of this year, up 6 percent from the second quarter of 2011 and 16 percent from the same period of 2010. Year to date, Treasury Services deposit balances averaged $1.6 billion, up 23 percent from the first nine months of 2010. The increases reflect the addition of new title and escrow clients, as well as an increase in commercial real estate activity and residential refinance activity during the quarter.

Third-quarter average loan balances, excluding FDIC-covered loans, were $11.8 billion, up 2 percent from the second quarter of this year and 3 percent from the third quarter of 2010. For the first nine months of 2011, City National's average loans, excluding FDIC-covered loans, were $11.5 billion, down 1 percent from the year-ago period.

Third-quarter average commercial loans were up 5 percent from the second quarter of 2011 and 15 percent from the same period last year.

Average balances for commercial real estate mortgages were up 2 percent from the second quarter of 2011 but down 4 percent from the third quarter of last year. Average balances for commercial real estate construction loans were down 12 percent from the second quarter of 2011 and 43 percent from the third quarter of last year.

Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 1 percent from the second quarter of this year and 4 percent from the year-ago period.

Average securities for the third quarter of 2011 totaled $7.0 billion, up 12 percent from the second quarter of this year and 40 percent from the third quarter of 2010, as deposit growth continued to outpace loan growth. The average duration of total available-for-sale securities at September 30, 2011 was 2.1 years, down from 2.3 years at the end of the second quarter of this year but unchanged from September 30, 2010.

City National's net interest margin in the third quarter of 2011 averaged 3.79 percent, compared with 3.85 percent in the second quarter of 2011 and 3.84 percent in the third quarter of 2010. For the first nine months of 2011, City National's net interest margin averaged 3.82 percent, compared with 3.91 percent in the previous year. The declines were due primarily to strong deposit growth and lower loan yields. The company continued to invest a large share of its growing deposits in securities available-for-sale and other liquid assets.

Third-quarter net interest income included $18.3 million from the FDIC-covered loans that were repaid or charged off during the quarter. This compares with $11.1 million in the second quarter of this year and $9.2 million in the third quarter of 2010.

At September 30, 2011, City National's prime lending rate was 3.25 percent, unchanged from both June 30, 2011 and September 30, 2010.

	For the three months ended September 30,		%	For the three months ended	%
Dollars in millions	2011	2010	Change	June 30, 2011	Change
Average Loans and Leases, excluding Covered Loans	$ 11,796.6	$ 11,414.9	3	$ 11,516.0	2
Average Covered Loans	1,664.3	2,015.7	(17)	1,770.4	(6)
Average Total Securities	6,954.1	4,980.2	40	6,224.3	12
Average Earning Assets	21,316.6	19,755.4	8	20,314.4	5
Average Deposits	19,724.6	18,297.2	8	18,784.4	5
Average Core Deposits	18,923.6	17,200.7	10	17,951.4	5
Fully Taxable-Equivalent Net Interest Income	203.6	191.1	7	195.1	4
Net Interest Margin	3.79%	3.84%	(1)	3.85%	(2)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted acquisitions totaled $1.7 billion at the end of the third quarter of 2011, down from $1.8 billion at June 30, 2011 and $2.0 billion at September 30, 2010.

In the third quarter of 2011, the company recorded a $5.9 million non-cash net impairment charge to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans. The loss reflected a provision for loan losses of $5.1 million for covered loans and a corresponding $0.8 million of other expense related to City National's loss-sharing agreements with the FDIC.  City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in four FDIC-assisted acquisitions and subject to loss-sharing agreements totaled $102.8 million at September 30, 2011, compared to $114.9 million at the end of the second quarter of this year and $110.4 million in the third quarter of 2010.

NONINTEREST INCOME

Noninterest income was $69.6 million in the third quarter of 2011, down 24 percent from the second quarter of 2011 but up 4 percent from the year-ago quarter. Third-quarter 2011 results included a net FDIC loss-sharing expense of $14.2 million, up from $10.7 million in the second quarter of 2011 and $0.4 million in the third quarter of last year.

Noninterest income for the second quarter of 2011 and third quarter of 2010 also included net gains of $8.2 million and $2.1 million, respectively, for FDIC-assisted acquisitions. Excluding these items, third-quarter noninterest income was down 17 percent from the second quarter of 2011 and up 8 percent from the same period last year.1

City National's noninterest income totaled $255.5 million in the first nine months of 2011, down 4 percent from the same period of 2010.

In the third quarter of 2011, noninterest income accounted for 26 percent of City National's total revenue, compared to 33 percent in the second quarter of this year and 26 percent in the third quarter of 2010.

Wealth Management

City National's assets under management totaled $33.6 billion as of September 30, 2011, down 8 percent from the second quarter of this year and 6 percent from the same period of 2010.

Trust and investment fees were $35.4 million, down 4 percent from the second quarter of 2011 but up 8 percent from the third quarter of 2010. Year-to-date trust and investment fee income rose 8 percent from the same period last year.

Money market mutual fund and brokerage fees totaled $5.1 million, up 4 percent from the second quarter of this year but down 22 percent from the year-ago period. Money market mutual fund and brokerage fee income was $15.6 million in the first nine months of this year, down 9 percent from the same period of 2010. The declines in money market mutual fund and brokerage fees were due primarily to the impact of extraordinarily low short-term interest rates.

	At or for the three months ended September 30,		%	At or for the three months ended	%
Dollars in millions	2011	2010	Change	June 30, 2011	Change

Trust and Investment Fee Revenue	$ 35.4	$ 32.7	8	$ 36.7	(4)
Brokerage and Mutual Fund Fees	5.1	6.5	(22)	4.9	4
Assets Under Management (1)	33,590.5	35,690.0	(6)	36,407.3	(8)
Assets Under Management or Administration (1)	55,647.1	56,890.6	(2)	58,502.0	(5)

(1) Excludes $16.1 billion, $19.5 billion, and $19.0 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

Other Noninterest Income

Third-quarter income from cash management and deposit transaction fees was $11.0 million, up 1 percent from the second quarter of 2011 and down 5 percent from the third quarter of 2010. Year-to-date 2011 cash management and deposit transaction fees were $33.6 million, down 7 percent from the same period last year. The declines were due to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $10.4 million in the third quarter of 2011, up 15 percent from the second quarter of 2011 and 31 percent from the third quarter of last year, due primarily to higher foreign exchange volume. Year-to-date 2011 foreign exchange services and letters of credit fee income totaled $27.7 million, up 21 percent from the first nine months of 2010.

Other income was $13.5 million in the third quarter of 2011, down 42 percent from the second quarter of this year but up 291 percent from the year-ago period. Other income in the first nine months of this year was $58.2 million, up 152 percent from the same period last year. Results for the first nine months of 2011 reflected higher gains on the transfer of covered loans to OREO. In addition, third-quarter 2010 results included a $12.3 million charge for the early retirement of debt.

NONINTEREST EXPENSE

City National's third-quarter 2011 noninterest expense amounted to $197.6 million, down 7 percent from the second quarter of this year but up 7 percent from the third quarter of 2010.

Expense growth from the third quarter of last year was due largely to higher compensation, reflecting the addition of more than 90 new colleagues. The growth also stems from higher expenses for OREO, legal and professional services, and marketing and advertising. Approximately 83 percent of OREO expenses are related to covered assets, and a significant portion of these expenses is reimbursed by the FDIC and reflected in noninterest income.

Noninterest expense for the first nine months of 2011 amounted to $606.9 million, up 11 percent from the same period last year.

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net charge-offs in the third quarter of 2011 totaled $10.6 million, or 0.36 percent of total loans and leases on an annualized basis. The company realized net recoveries of $4.2 million, or 0.15 percent, in the second quarter of this year and net charge-offs of $28.2 million, or 0.98 percent, in the third quarter of 2010.

At September 30, 2011, nonperforming assets amounted to $190.7 million, or 1.56 percent of the company's total loans and leases and OREO, compared to $180.4 million, or 1.54 percent, at June 30, 2011, and $297.6 million, or 2.59 percent, at September 30, 2010.

Nonaccrual loans at September 30, 2011 were $146.1 million, compared to $132.8 million at June 30, 2011 and $239.1 million at September 30, 2010. The increases in charge-offs and nonaccruals were principally due to one commercial loan and a construction credit. Delinquencies and classified loans declined from the second quarter, and overall credit trends remain favorable.

	As of September 30, 2011		As of June 30, 2011		As of September 30, 2010
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial	$ 5,166.8	$ 34.9	$ 4,800.2	$ 24.3	$ 4,364.1	$ 30.1
Commercial Real Estate Mortgages	2,059.1	20.8	1,930.3	26.7	1,967.9	50.4
Residential Mortgages	3,742.8	10.5	3,710.8	14.2	3,586.9	16.2
Real Estate Construction	335.7	70.8	355.0	60.5	575.1	135.8
Equity Lines of Credit	728.9	8.4	735.9	6.7	757.2	5.6
Other Loans	130.9	0.7	130.9	0.4	167.4	1.0
Total Loans (1)	$ 12,164.2	$ 146.1	$ 11,663.1	$ 132.8	$ 11,418.6	$ 239.1

Other Real Estate Owned (1)		44.5		47.6		58.5
Total Nonperforming Assets, excluding
Covered Assets		$ 190.6		$ 180.4		$ 297.5

(1) Excludes covered loans, net of allowance, of $1.6 billion, $1.7 billion and $1.9 billion at September 30, 2011, June 30, 2011 and September 30, 2010, respectively, and covered other real estate owned of $102.8 million, $114.9 million and $110.4 million at September 30, 2011, June 30, 2011 and September 30, 2010, respectively.

City National recorded a provision for credit losses of $7.5 million in the third quarter of 2011, following two quarters with no provision. The company recorded a $13.0 million provision in the third quarter of 2010, bringing its total for the first nine months of last year to $100.0 million.

At September 30, 2011, City National's allowance for loan and lease losses totaled $263.3 million, or 2.16 percent of total loans and leases. That compares with $265.9 million, or 2.28 percent, at the end of the second quarter of 2011 and $274.2 million, or 2.40 percent, at September 30, 2010. The company also maintains an additional $22.8 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net charge-offs were $2.9 million in the third quarter of 2011. This compares to net recoveries of $2.6 million in the second quarter of this year, and net charge-offs of $17.9 million in the year-earlier period. Net charge-offs in the first nine months of 2011 amounted to $2.2 million, compared to net charge-offs of $56.8 million in the first nine months of last year.

Commercial loans on nonaccrual totaled $34.9 million in the third quarter of 2011, compared to $24.3 million at June 30, 2011, and $30.1 million at September 30, 2010.

Construction Loans

City National's $335.7 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio has been reduced 42 percent since September 30, 2010, and construction loans now account for 3 percent of the company's total loans.

Third quarter net charge-offs of construction loans were $6.2 million, compared to net recoveries of $577,000 in the second quarter of 2011 and $39,000 in the third quarter of 2010. Net charge-offs amounted to $1.8 million in the first nine months of 2011, down from $25.1 million in the same period of last year.

At September 30, 2011, construction loans on nonaccrual totaled $70.8 million, compared to $60.5 million at June 30, 2011, and $135.8 million at September 30, 2010.

Commercial Real Estate Mortgage Loans

Third-quarter net charge-offs in the company's $2.1 billion commercial real estate mortgage portfolio were $452,000, compared to net recoveries of $1.3 million in the second quarter of 2011, and net charge-offs of $9.0 million in the third quarter of 2010. Net recoveries amounted to $7.0 million in the first nine months of 2011, compared with net charge-offs of $24.3 million in the first nine months of last year.

Commercial real estate mortgage loans on nonaccrual totaled $20.7 million, down from $26.7 million at June 30, 2011, and $50.4 million at September 30, 2010.

Residential Mortgage Loans and Equity Lines of Credit

City National's $3.7 billion residential mortgage portfolio and $728.9 million home-equity portfolio continued to perform exceptionally well.  Together, they accounted for $0.7 million in net charge-offs, compared to $0.4 million at June 30, 2011, and $1.4 million at September 30, 2010.  Net charge-offs amounted to $2.4 million in the first nine months of 2011, compared to $3.9 million in the same period of last year.

Residential mortgage loans and lines of credit on nonaccrual were $18.9 million in the third quarter of 2011, compared to $20.9 million in the second quarter of this year and $21.8 million in the third quarter of 2010.

INCOME TAXES

City National's effective tax rate for the third quarter of 2011 was 27.7 percent, unchanged from the year-ago period. For the first nine months of 2011, City National's effective tax rate was 29.4 percent, compared to 13.7 percent in the prior year period.  The increase largely reflects a tax litigation settlement and revisions to certain deferred tax accounts in 2010, as well as higher pretax income in the first nine months of this year.

CAPITAL LEVELS

City National remains well-capitalized, ending the third quarter of 2011 with a Tier 1 common shareholders' equity ratio of 10.3 percent, compared to 10.5 percent at June 30, 2011 and 10.0 percent at September 30, 2010.1

Total risk-based capital and Tier 1 risk-based capital ratios at September 30, 2011 were 12.9 percent and 10.3 percent, respectively. City National's Tier 1 leverage ratio at September 30, 2011 was 6.8 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at June 30, 2011 were 13.3 percent, 10.7 percent and 7.1 percent, respectively.

The period-end ratio of equity to total assets at September 30, 2011 was 9.2 percent, compared to 9.3 percent at June 30, 2011 and 9.1 percent at September 30, 2010.

2011 OUTLOOK

Management continues to expect significantly increased profitability for 2011 as compared with 2010.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss third-quarter 2011 financial results. The call will begin at 2:00 p.m. PDT. Analysts and investors may dial in and participate in the question/answer session. To access the call, please dial (866) 393-6804 and enter Conference ID 10733405.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 78 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City and Nashville, Tenn. The corporation and its investment affiliates manage or administer $55.6 billion in client investment assets, including nearly $33.6 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the downgrade by Standard & Poor's of U.S. Treasury obligations and other U.S. government-backed debt, as well as issues surrounding the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (24) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2010 and particularly, Item 1A, titled "Risk Factors."

1 For notes on non-GAAP measures, see pages 15 and 16 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months			Nine Months
For The Period Ended September 30,	2011	2010	% Change	2011	2010	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.78	$ 0.65	20	$ 2.41	$ 1.63	48
Diluted	0.77	0.65	18	2.39	1.62	48
Dividends	0.20	0.10	100	0.60	0.30	100
Book value				40.40	37.46	8

Results of Operations: (In millions)
Interest income	$ 217	$ 214	1	$ 628	$ 624	1
Interest expense	18	26	(33)	57	79	(28)
Net interest income	199	188	6	571	545	5
Net interest income (Fully taxable-equivalent)	204	191	7	584	555	5
Total revenue	269	255	6	827	812	2
Provision for credit losses on loans and leases, excluding covered loans	8	13	(42)	8	100	(93)
Provision for losses on covered loans	5	8	(37)	26	55	(53)
Net income attributable to City National Corporation	41	34	20	129	91	41
Net income available to common shareholders	41	34	20	129	86	50

Financial Ratios:
Performance Ratios:
Return on average assets	0.71%	0.63%		0.78%	0.58%
Return on average common shareholders' equity	7.85	7.06		8.46	6.10
Period-end equity to period-end assets				9.18	9.06
Net interest margin	3.79	3.84		3.82	3.91
Expense to revenue ratio	67.68	66.91		66.50	61.09
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				6.82	7.82
Tier 1 risk-based capital				10.32	11.97
Total risk-based capital				12.93	14.74

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				2.16%	2.40%
Nonaccrual loans				180.21	114.66
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				1.56	2.59
Total assets				0.83	1.36
Net (charge-offs) recoveries to average total loans and leases, excluding covered loans (annualized)	(0.36) %	(0.98) %		0.00%	(1.28) %

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,797	$ 11,415	3	$ 11,525	$ 11,645	(1)
Covered loans	1,664	2,016	(17)	1,748	1,951	(10)
Securities	6,954	4,980	40	6,295	4,424	42
Interest-earning assets	21,317	19,755	8	20,424	18,981	8
Assets	22,999	21,615	6	22,135	20,899	6
Core deposits	18,924	17,201	10	18,084	16,432	10
Deposits	19,725	18,297	8	18,903	17,592	7
Interest-bearing liabilities	10,841	11,178	(3)	10,701	10,723	--
Common shareholders' equity	2,093	1,935	8	2,032	1,879	8
Total equity	2,117	1,960	8	2,057	1,948	6

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 12,164	$ 11,419	7
Covered loans				1,612	1,960	(18)
Securities				7,279	5,569	31
Assets				23,104	21,824	6
Core deposits				19,137	17,343	10
Deposits				19,909	18,414	8
Common shareholders' equity				2,120	1,952	9
Total equity				2,120	1,977	7

Wealth Management: (In millions) (1)
Assets under management				$ 33,591	$ 35,690	(6)
Assets under management or administration				55,647	56,891	(2)

(1) Excludes $16.1 billion and $19.0 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of September 30, 2011 and September 30, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(Dollars in thousands	Three Months Ended September 30,			Nine Months Ended September 30,
except per share data)	2011	2010	% Change	2011	2010	% Change
Interest income	$ 216,892	$ 214,061	1	$ 627,838	$ 623,930	1
Interest expense	17,576	26,345	(33)	56,405	78,711	(28)
Net Interest Income	199,316	187,716	6	571,433	545,219	5

Provision for credit losses on loans and leases, excluding covered loans	7,500	13,000	(42)	7,500	100,000	(93)
Provision for losses on covered loans	5,147	8,233	(37)	25,979	54,749	(53)

Noninterest Income
Trust and investment fees	35,412	32,695	8	107,737	100,180	8
Brokerage and mutual fund fees	5,079	6,494	(22)	15,604	17,236	(9)
Cash management and deposit transaction fees	10,986	11,620	(5)	33,616	36,204	(7)
International services	10,352	7,905	31	27,683	22,787	21
FDIC loss sharing (expense) income, net	(14,191)	(377)	3,664	(16,270)	37,048	(144)
Gain on securities	3,327	299	1,013	4,688	1,279	267
Gain on disposal of assets	5,191	2,603	99	16,037	1,180	1,259
Gain on acquisition	--	2,111	(100)	8,164	27,339	(70)
Other	13,479	3,448	291	58,206	23,054	152
Total noninterest income	69,635	66,798	4	255,465	266,307	(4)

Noninterest Expense
Salaries and employee benefits	112,729	103,397	9	335,880	297,966	13
Net occupancy of premises	13,713	14,463	(5)	40,724	40,715	0
Legal and professional fees	14,242	10,633	34	39,109	33,570	16
Information services	7,906	7,940	(0)	23,738	22,994	3
Depreciation and amortization	6,930	6,351	9	20,582	19,061	8
Amortization of intangibles	2,105	2,228	(6)	6,377	6,803	(6)
Marketing and advertising	6,675	4,954	35	20,819	16,000	30
Office services and equipment	4,456	4,035	10	13,734	12,105	13
Other real estate owned	13,160	12,642	4	49,811	46,731	7
FDIC assessments	6,670	7,561	(12)	25,000	21,744	15
Other	9,051	10,477	(14)	31,092	29,613	5
Total noninterest expense	197,637	184,681	7	606,866	547,302	11

Income Before Taxes	58,667	48,600	21	186,553	109,475	70

Applicable Income Taxes	16,267	13,461	21	54,803	15,020	265

Net Income	$ 42,400	$ 35,139	21	$ 131,750	$ 94,455	39

Less: Net income attributable to noncontrolling interest	1,002	721	39	3,189	3,021	6

Net income attributable to City National Corporation	$ 41,398	$ 34,418	20	$ 128,561	$ 91,434	41

Less: Dividends and accretion on preferred stock	--	--	--	--	5,702	(100)

Net income available to common shareholders	$ 41,398	$ 34,418	20	$ 128,561	$ 85,732	50

Other Data:
Earnings per common share - basic	$ 0.78	$ 0.65	20	$ 2.41	$ 1.63	48
Earnings per common share - diluted	$ 0.77	$ 0.65	18	$ 2.39	$ 1.62	48
Dividends paid per common share	$ 0.20	$ 0.10	100	$ 0.60	$ 0.30	100
Common dividend payout ratio	25.70%	15.31%	68	24.77%	18.36%	35
Return on average assets	0.71%	0.63%	13	0.78%	0.58%	34
Return on average common shareholders' equity	7.85%	7.06%	11	8.46%	6.10%	39
Net interest margin (Fully taxable-equivalent)	3.79%	3.84%	(1)	3.82%	3.91%	(2)
Full-time equivalent employees	3,287	3,195	3

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2011
(Dollars in thousands	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Date
Interest income	$ 216,892	$ 210,136	$ 200,810	$ 627,838
Interest expense	17,576	19,309	19,520	56,405
Net Interest Income	199,316	190,827	181,290	571,433

Provision for credit losses on loans and leases, excluding covered loans	7,500	--	--	7,500
Provision for losses on covered loans	5,147	1,716	19,116	25,979

Noninterest Income
Trust and investment fees	35,412	36,687	35,638	107,737
Brokerage and mutual fund fees	5,079	4,864	5,661	15,604
Cash management and deposit transaction fees	10,986	10,905	11,725	33,616
International services	10,352	9,015	8,316	27,683
FDIC loss sharing (expense) income, net	(14,191)	(10,684)	8,605	(16,270)
Gain (loss) on securities	3,327	1,395	(34)	4,688
Gain on disposal of assets	5,191	8,422	2,424	16,037
Gain on acquisition	--	8,164	--	8,164
Other	13,479	23,169	21,558	58,206
Total noninterest income	69,635	91,937	93,893	255,465

Noninterest Expense
Salaries and employee benefits	112,729	112,139	111,012	335,880
Net occupancy of premises	13,713	13,665	13,346	40,724
Legal and professional fees	14,242	14,790	10,077	39,109
Information services	7,906	8,335	7,497	23,738
Depreciation and amortization	6,930	6,904	6,748	20,582
Amortization of intangibles	2,105	2,104	2,168	6,377
Marketing and advertising	6,675	7,626	6,518	20,819
Office services and equipment	4,456	4,672	4,606	13,734
Other real estate owned	13,160	22,162	14,489	49,811
FDIC assessments	6,670	8,524	9,806	25,000
Other	9,051	10,911	11,130	31,092
Total noninterest expense	197,637	211,832	197,397	606,866

Income Before Taxes	58,667	69,216	58,670	186,553

Applicable Income Taxes	16,267	20,650	17,886	54,803

Net Income	$ 42,400	$ 48,566	$ 40,784	$ 131,750

Less: Net income attributable to noncontrolling interest	1,002	1,095	1,092	3,189

Net income attributable to City National Corporation	$ 41,398	$ 47,471	$ 39,692	$ 128,561

Other Data:
Earnings per common share - basic	$ 0.78	$ 0.89	$ 0.75	$ 2.41
Earnings per common share - diluted	$ 0.77	$ 0.88	$ 0.74	$ 2.39
Dividends paid per common share	$ 0.20	$ 0.20	$ 0.20	$ 0.60
Common dividend payout ratio	25.70%	22.40%	26.65%	24.77%
Return on average assets	0.71%	0.87%	0.75%	0.78%
Return on average common shareholders' equity	7.85%	9.39%	8.16%	8.46%
Net interest margin (Fully taxable-equivalent)	3.79%	3.85%	3.84%	3.82%
Full-time equivalent employees	3,287	3,328	3,258

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 206,266	$ 214,061	$ 207,803	$ 202,066	$ 830,196
Interest expense	21,160	26,345	25,805	26,561	99,871
Net Interest Income	185,106	187,716	181,998	175,505	730,325

Provision for credit losses on loans and leases, excluding covered loans	3,000	13,000	32,000	55,000	103,000
Provision for losses on covered loans	21,469	8,233	46,516	--	76,218

Noninterest Income
Trust and investment fees	34,547	32,695	33,976	33,509	134,727
Brokerage and mutual fund fees	6,506	6,494	5,461	5,281	23,742
Cash management and deposit transaction fees	11,389	11,620	12,008	12,576	47,593
International services	8,510	7,905	8,374	6,508	31,297
FDIC loss sharing income (expense), net	26,287	(377)	28,339	9,086	63,335
(Loss) gain on securities	(2,917)	299	(151)	1,131	(1,638)
Gain (loss) on disposal of assets	1,657	2,603	(2,814)	1,391	2,837
Gain on acquisition	--	2,111	25,228	--	27,339
Other	9,089	3,448	12,215	7,391	32,143
Total noninterest income	95,068	66,798	122,636	76,873	361,375

Noninterest Expense
Salaries and employee benefits	111,857	103,397	99,110	95,459	409,823
Net occupancy of premises	14,852	14,463	13,347	12,905	55,567
Legal and professional fees	14,071	10,633	13,754	9,183	47,641
Information services	7,830	7,940	7,538	7,516	30,824
Depreciation and amortization	6,784	6,351	6,363	6,347	25,845
Amortization of intangibles	2,233	2,228	2,128	2,447	9,036
Marketing and advertising	7,112	4,954	5,798	5,248	23,112
Office services and equipment	4,276	4,035	4,272	3,798	16,381
Other real estate owned	16,380	12,642	16,892	17,197	63,111
FDIC assessments	7,311	7,561	7,662	6,521	29,055
Other	11,322	10,477	9,823	9,313	40,935
Total noninterest expense	204,028	184,681	186,687	175,934	751,330

Income Before Taxes	51,677	48,600	39,431	21,444	161,152

Applicable Income Taxes	11,035	13,461	(2,859)	4,418	26,055

Net Income	$ 40,642	$ 35,139	$ 42,290	$ 17,026	$ 135,097

Less: Net income attributable to noncontrolling interest	899	721	972	1,328	3,920

Net income attributable to City National Corporation	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177

Less: Dividends and accretion on preferred stock	--	--	--	5,702	5,702

Net income available to common shareholders	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38
Earnings per common share - diluted	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.40
Common dividend payout ratio	13.27%	15.31%	12.71%	52.16%	16.75%
Return on average assets	0.72%	0.63%	0.80%	0.31%	0.62%
Return on average common shareholders' equity	7.99%	7.06%	8.93%	2.20%	6.59%
Net interest margin (Fully taxable-equivalent)	3.71%	3.84%	3.93%	3.97%	3.86%
Full-time equivalent employees	3,178	3,195	3,144	2,983

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2011
(In thousands)	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 249,496	$ 181,203	$ 203,600
Federal funds sold	100,000	123,000	100,000
Due from banks - interest-bearing	144,754	725,304	743,569
Securities available-for-sale	7,185,288	6,348,055	5,849,390
Trading securities	93,707	125,829	81,287
Loans and leases:
Commercial	5,166,802	4,800,252	4,468,177
Commercial real estate mortgages	2,059,114	1,930,269	1,902,862
Residential mortgages	3,742,768	3,710,765	3,603,058
Real estate construction	335,712	355,014	415,241
Equity lines of credit	728,890	735,899	733,567
Installment	130,923	130,924	146,779
Loans and leases, excluding covered loans	12,164,209	11,663,123	11,269,684
Allowance for loan and lease losses	(263,348)	(265,933)	(263,356)
Loans and leases, excluding covered loans, net	11,900,861	11,397,190	11,006,328
Covered loans, net (1)	1,550,103	1,657,004	1,684,068
Net loans and leases	13,450,964	13,054,194	12,690,396
Premises and equipment, net	140,871	134,511	131,345
Goodwill and other intangibles	524,103	526,207	527,419
Other real estate owned (2)	147,369	162,541	178,164
FDIC indemnification asset	212,809	261,734	270,576
Other assets	854,899	883,511	860,186
Total assets	$ 23,104,260	$ 22,526,089	$ 21,635,932

Liabilities
Deposits:
Noninterest-bearing	$ 10,308,547	$ 9,403,425	$ 8,756,877
Interest-bearing	9,600,534	9,861,695	9,721,062
Total deposits	19,909,081	19,265,120	18,477,939
Short-term borrowings	30,640	149,771	151,663
Long-term debt	699,983	701,829	703,173
Other liabilities	301,387	281,622	246,517
Total liabilities	20,941,091	20,398,342	19,579,292

Redeemable noncontrolling interest	42,704	43,737	46,013

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886
Additional paid-in capital	489,037	485,064	480,918
Retained earnings	1,578,747	1,547,989	1,511,153
Accumulated other comprehensive income	82,467	56,293	26,535
Treasury shares	(83,672)	(84,311)	(86,954)
Total common shareholders' equity	2,120,465	2,058,921	1,985,538
Total shareholders' equity	2,120,465	2,058,921	1,985,538
Noncontrolling interest	--	25,089	25,089
Total equity	2,120,465	2,084,010	2,010,627
Total liabilities and equity	$ 23,104,260	$ 22,526,089	$ 21,635,932

(1) Covered loans are net of $61.8 million, $67.6 million and $82.0 million of allowance for loan losses as of September 30, 2011, June 30, 2011 and March 31, 2011, respectively.
(2) Other real estate owned includes $102.8 million, $114.9 million and $121.8 million covered by FDIC loss share at September 30, 2011, June 30, 2011 and March 31, 2011, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)
	2010
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 126,882	$ 224,363	$ 184,277	$ 293,855
Federal funds sold	165,000	395,010	404,760	50,000
Due from banks - interest-bearing	142,807	506,081	336,244	429,157
Securities available-for-sale	5,720,675	5,397,870	4,761,143	3,928,481
Trading securities	255,397	170,750	129,287	68,405
Loans and leases:
Commercial	4,514,329	4,364,143	4,286,104	4,424,233
Commercial real estate mortgages	1,958,317	1,967,959	2,078,003	2,121,941
Residential mortgages	3,552,312	3,586,858	3,577,894	3,514,149
Real estate construction	467,785	575,060	629,902	730,734
Equity lines of credit	733,741	757,210	742,071	733,550
Installment	160,144	167,395	169,070	164,929
Loans and leases, excluding covered loans	11,386,628	11,418,625	11,483,044	11,689,536
Allowance for loan and lease losses	(257,007)	(274,167)	(290,492)	(292,799)
Loans and leases, excluding covered loans, net	11,129,621	11,144,458	11,192,552	11,396,737
Covered loans, net (1)	1,790,133	1,910,133	2,034,591	1,803,048
Net loans and leases	12,919,754	13,054,591	13,227,143	13,199,785
Premises and equipment, net	128,426	123,427	121,960	123,178
Goodwill and other intangibles	528,634	522,592	524,820	523,135
Other real estate owned (2)	178,183	168,853	153,292	135,551
FDIC indemnification asset	295,466	324,240	394,012	325,356
Other assets	891,894	935,839	994,509	989,572
Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

Liabilities
Deposits:
Noninterest-bearing	$ 8,457,178	$ 8,455,164	$ 8,173,386	$ 7,881,959
Interest-bearing	9,719,684	9,958,442	9,799,527	9,081,770
Total deposits	18,176,862	18,413,606	17,972,913	16,963,729
Short-term borrowings	153,444	156,359	3,400	9,614
Long-term debt	704,971	950,792	985,974	986,585
Other liabilities	287,447	278,729	294,578	196,471
Total liabilities	19,322,724	19,799,486	19,256,865	18,156,399

Redeemable noncontrolling interest	45,676	46,967	47,622	46,665

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	487,868	487,919	483,983	505,330
Retained earnings	1,482,037	1,447,569	1,418,486	1,382,421
Accumulated other comprehensive income	36,853	73,369	58,050	23,927
Treasury shares	(101,065)	(110,769)	(112,634)	(127,342)
Total common shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Total shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Noncontrolling interest	25,139	25,189	25,189	25,189
Total equity	1,984,718	1,977,163	1,926,960	1,863,411
Total liabilities and equity	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

(1) Covered loans are net of $67.4 million, $50.1 million and $46.3 million of allowance for loan losses as of December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(2) Other real estate owned includes $120.9 million, $110.4 million, $98.8 million and $77.5 million covered by FDIC loss share at December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)
	2011				2010
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 265,933	$ 263,356	$ 257,007	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 288,493	$ 288,493

Net (charge-offs)/recoveries:
Commercial	(2,915)	2,616	(1,937)	(2,236)	(6,510)	(17,871)	(21,290)	(17,625)	(63,296)
Commercial real estate mortgages	(452)	1,269	6,212	7,029	(5,275)	(8,954)	(402)	(14,967)	(29,598)
Residential mortgages	(163)	(253)	(615)	(1,031)	(624)	(572)	(610)	(1,391)	(3,197)
Real estate construction	(6,233)	577	3,826	(1,830)	(5,496)	39	(10,944)	(14,183)	(30,584)
Equity lines of credit	(512)	(120)	(757)	(1,389)	(628)	(793)	(337)	(210)	(1,968)
Installment	(309)	106	(202)	(405)	(499)	(83)	88	(1,160)	(1,654)
Total net (charge-offs)/recoveries	(10,584)	4,195	6,527	138	(19,032)	(28,234)	(33,495)	(49,536)	(130,297)

Provision for credit losses	7,500	--	--	7,500	3,000	13,000	32,000	55,000	103,000

Transfers from (to) reserve for off-balance sheet credit commitments	499	(1,618)	(178)	(1,297)	(1,128)	(1,091)	(812)	(1,158)	(4,189)

Balance at end of period	$ 263,348	$ 265,933	$ 263,356	$ 263,348	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 257,007

Net (Charge-Offs)/Recoveries to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	(0.23) %	0.22%	(0.18) %	(0.06) %	(0.59) %	(1.66) %	(1.97) %	(1.57) %	(1.44) %
Commercial real estate mortgages	(0.09) %	0.27%	1.31%	0.49%	(1.07) %	(1.75) %	(0.08) %	(2.82) %	(1.44) %
Residential mortgage	(0.02) %	(0.03) %	(0.07) %	(0.04) %	(0.07) %	(0.06) %	(0.07) %	(0.16) %	(0.09) %
Real estate construction	(7.14) %	0.59%	3.46%	(0.62) %	(4.05) %	0.03%	(6.36) %	(7.12) %	(4.63) %
Equity lines of credit	(0.28) %	(0.07) %	(0.42) %	(0.25) %	(0.34) %	(0.42) %	(0.18) %	(0.12) %	(0.26) %
Installment	(0.94) %	0.32%	(0.55) %	(0.39) %	(1.18) %	(0.19) %	0.21%	(2.77) %	(0.98) %
Total loans and leases, excluding covered loans	(0.36) %	0.15%	0.24%	0.00%	(0.66) %	(0.98) %	(1.16) %	(1.68) %	(1.13) %

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 23,325	$ 21,707	$ 21,529	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 17,340	$ 17,340
Transfers (to) from allowance	(499)	1,618	178	1,297	1,128	1,091	812	1,158	4,189
Balance at end of period	$ 22,826	$ 23,325	$ 21,707	$ 22,826	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 21,529

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 67,629	$ 82,016	$ 67,389	$ 67,389	$ 50,057	$ 46,255	$ --	$ --	$ --
Provision for losses	5,147	1,716	19,116	25,979	21,469	8,233	46,516	--	76,218
Net (charge-offs)/recoveries	(325)	--	--	(325)	--	(414)	--	--	(414)
Reduction in allowance due to loan removals	(10,698)	(16,103)	(4,489)	(31,290)	(4,137)	(4,017)	(261)	--	(8,415)
Balance at end of period	$ 61,753	$ 67,629	$ 82,016	$ 61,753	$ 67,389	$ 50,057	$ 46,255	$ --	$ 67,389

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)
	2011			2010
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 34,937	$ 24,337	$ 19,297	$ 21,739	$ 30,054	$ 47,667	$ 73,838
Commercial real estate mortgages	20,746	26,676	28,028	44,882	50,366	57,155	66,194
Residential mortgages	10,512	14,211	14,544	18,721	16,259	11,506	12,045
Real estate construction	70,827	60,543	81,448	98,209	135,778	138,909	164,985
Equity lines of credit	8,401	6,668	6,676	6,782	5,584	3,909	4,089
Installment	707	365	7,399	590	1,064	972	8,865
Total nonaccrual loans, excluding covered loans	146,130	132,800	157,392	190,923	239,105	260,118	330,016

Other real estate owned, excluding covered OREO	44,521	47,634	56,342	57,317	58,462	54,451	58,025

Total nonperforming assets, excluding covered assets	$ 190,651	$ 180,434	$ 213,734	$ 248,240	$ 297,567	$ 314,569	$ 388,041

Nonperforming covered assets
Nonaccrual loans	$ 1,023	$ 1,408	$ 2,343	$ 2,557	$ 2,633	$ --	$ --
Other real estate owned	102,848	114,907	121,822	120,866	110,391	98,841	77,526
Total nonperforming covered assets	$ 103,871	$ 116,315	$ 124,165	$ 123,423	$ 113,024	$ 98,841	$ 77,526

Loans 90 days or more past due on accrual status, excluding covered loans	$ 379	$ 7,214	$ 3,679	$ 2,499	$ 1,020	$ 789	$ 1,712

Covered loans 90 days or more past due on accrual status	$ 336,193	$ 368,379	$ 390,267	$ 399,019	$ 416,875	$ 362,722	$ 323,620

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	180.21%	200.25%	167.32%	134.61%	114.66%	111.68%	88.72%
Total nonperforming assets, excluding covered assets	138.13%	147.39%	123.22%	103.53%	92.14%	92.35%	75.46%
Total loans and leases, excluding covered loans	2.16%	2.28%	2.34%	2.26%	2.40%	2.53%	2.50%

Nonaccrual loans as a percentage of total loans, excluding covered loans	1.20%	1.14%	1.40%	1.68%	2.09%	2.27%	2.82%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	1.56%	1.54%	1.89%	2.17%	2.59%	2.73%	3.30%
Total assets	0.83%	0.80%	0.99%	1.16%	1.36%	1.48%	1.93%

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2011
	Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,928	4.09%	$ 4,693	4.22%	$ 4,437	4.30%	$ 4,688	4.20%
Commercial real estate mortgages	1,944	5.30	1,904	5.67	1,924	5.56	1,924	5.51
Residential mortgages	3,717	4.74	3,663	4.78	3,563	4.81	3,648	4.78
Real estate construction	347	4.65	395	5.10	448	4.56	396	4.77
Equity lines of credit	731	3.55	730	3.59	733	3.57	732	3.57
Installment	130	4.94	131	4.88	151	4.81	137	4.88
Total loans and leases, excluding covered loans	11,797	4.47	11,516	4.64	11,256	4.67	11,525	4.59
Covered loans	1,664	10.65	1,770	8.70	1,811	7.78	1,748	9.01
Total loans and leases	13,461	5.23	13,286	5.19	13,067	5.11	13,273	5.18
Due from banks - interest-bearing	642	0.29	526	0.31	490	0.25	553	0.28
Federal funds sold and securities purchased under resale agreements	130	0.28	143	0.28	232	0.27	168	0.27
Securities available-for-sale	6,883	2.47	6,155	2.67	5,631	2.77	6,228	2.63
Trading securities	71	0.58	69	1.45	62	0.85	67	0.96
Other interest-earning assets	130	2.09	135	2.09	139	2.04	135	2.07
Total interest-earning assets	21,317	4.12	20,314	4.23	19,621	4.24	20,424	4.19
Allowance for loan and lease losses	(330)		(344)		(329)		(334)
Cash and due from banks	203		184		201		196
Other non-earning assets	1,809		1,856		1,885		1,849
Total assets	$ 22,999		$ 22,010		$ 21,378		$ 22,135

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,727	0.15%	$ 1,707	0.17%	$ 1,772	0.19%	$ 1,735	0.17%
Money market accounts	6,900	0.35	6,683	0.43	6,452	0.45	6,680	0.41
Savings deposits	329	0.29	327	0.32	303	0.34	320	0.32
Time deposits - under $100,000	280	0.48	308	0.49	325	0.56	304	0.51
Time deposits -- $100,000 and over	801	0.61	833	0.70	823	0.75	819	0.69
Total interest-bearing deposits	10,037	0.34	9,858	0.41	9,675	0.43	9,858	0.39

Federal funds purchased and securities sold under repurchase agreements	--	0.07	10	0.07	--	0.00	4	0.07
Other borrowings	804	4.46	855	4.36	858	4.41	839	4.41
Total interest-bearing liabilities	10,841	0.64	10,723	0.72	10,533	0.75	10,701	0.70
Noninterest-bearing deposits	9,688		8,927		8,509		9,045
Other liabilities	353		307		338		332
Total equity	2,117		2,053		1,998		2,057
Total liabilities and equity	$ 22,999		$ 22,010		$ 21,378		$ 22,135

Net interest spread		3.48%		3.51%		3.49%		3.49%
Net interest margin		3.79%		3.85%		3.84%		3.82%

Average prime rate		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)
	2010
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,392	4.39%	$ 4,277	4.51%	$ 4,339	4.50%	$ 4,559	4.33%	$ 4,391	4.43%
Commercial real estate mortgages	1,965	5.57	2,027	5.60	2,098	5.59	2,151	5.49	2,060	5.56
Residential mortgages	3,567	4.97	3,581	5.28	3,542	5.36	3,522	5.39	3,553	5.25
Real estate construction	538	4.29	610	4.04	691	3.91	807	3.70	661	3.96
Equity lines of credit	743	3.57	750	3.60	743	3.58	735	3.56	743	3.58
Installment	167	5.19	170	5.27	169	5.16	170	5.14	169	5.19
Total loans and leases, excluding covered loans	11,372	4.72	11,415	4.86	11,582	4.88	11,944	4.80	11,577	4.81
Covered loans	1,908	7.41	2,016	7.75	2,003	6.90	1,833	6.44	1,940	7.14
Total loans and leases	13,280	5.10	13,431	5.28	13,585	5.18	13,777	5.03	13,517	5.15
Due from banks - interest-bearing	897	0.25	835	0.26	701	0.24	275	0.51	679	0.28
Federal funds sold and securities purchased under resale agreements	373	0.25	360	0.26	213	0.25	46	0.20	249	0.25
Securities available-for-sale	5,371	2.78	4,922	3.02	4,190	3.28	3,974	3.39	4,619	3.08
Trading securities	59	0.42	58	0.23	54	0.18	62	(0.33)	58	0.12
Other interest-earning assets	146	2.00	149	2.00	148	1.80	147	1.76	148	1.89
Total interest-earning assets	20,126	4.13	19,755	4.37	18,891	4.48	18,281	4.56	19,270	4.38
Allowance for loan and lease losses	(325)		(332)		(308)		(295)		(315)
Cash and due from banks	201		212		241		299		238
Other non-earning assets	1,920		1,980		1,975		1,982		1,964
Total assets	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,680	0.18%	$ 1,703	0.19%	$ 2,385	0.24%	$ 2,235	0.24%	$ 1,999	0.22%
Money market accounts	6,755	0.45	6,643	0.53	5,365	0.57	4,853	0.62	5,911	0.53
Savings deposits	290	0.34	293	0.39	301	0.45	387	0.66	317	0.48
Time deposits - under $100,000	355	0.49	400	0.29	414	0.83	556	0.62	431	0.57
Time deposits -- $100,000 and over	965	0.73	1,097	0.78	1,147	0.82	1,239	0.96	1,111	0.83
Total interest-bearing deposits	10,045	0.43	10,136	0.49	9,612	0.53	9,270	0.58	9,769	0.50

Federal funds purchased and securities sold under repurchase agreements	--	0.00	173	3.78	183	3.74	300	2.62	163	3.24
Other borrowings	900	4.54	869	5.60	804	5.75	812	5.73	847	5.38
Total interest-bearing liabilities	10,945	0.77	11,178	0.94	10,599	0.98	10,382	1.04	10,779	0.93
Noninterest-bearing deposits	8,642		8,161		7,988		7,594		8,100
Other liabilities	336		316		330		288		317
Total equity	1,999		1,960		1,882		2,003		1,961
Total liabilities and equity	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Net interest spread		3.36%		3.43%		3.50%		3.52%		3.45%
Net interest margin		3.71%		3.84%		3.93%		3.97%		3.86%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)
	2011				2010
	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,481	52,462	52,320	52,422	52,154	52,105	52,012	51,690	51,992
Average - Diluted	52,720	52,977	52,894	52,882	52,680	52,498	52,542	52,092	52,455
Period-end	52,484	52,475	52,440		52,247	52,114	52,089	51,888
Book value for common shareholders	$ 40.40	$ 39.24	$ 37.86		$ 37.51	$ 37.46	$ 36.51	$ 35.43
Closing price:
High	$ 55.54	$ 58.75	$ 62.90	$ 62.90	$ 62.91	$ 58.00	$ 64.13	$ 54.86	$ 64.13
Low	37.76	52.02	55.65	37.76	51.57	47.91	51.23	45.81	45.81
Period-end	37.76	54.25	57.05		61.36	53.07	51.23	53.97

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 14,866	$ 14,286	$ 13,551		$ 13,712	$ 13,788	$ 13,807	$ 13,856
Tier 1 common shareholders' equity	$ 1,530	$ 1,493	$ 1,449		$ 1,412	$ 1,373	$ 1,337	$ 1,309
Percentage of risk-weighted assets (2)	10.29%	10.45%	10.69%		10.29%	9.96%	9.68%	9.44%
Tier 1 capital	$ 1,535	$ 1,523	$ 1,479		$ 1,442	$ 1,651	$ 1,614	$ 1,586
Percentage of risk-weighted assets	10.32%	10.66%	10.91%		10.52%	11.97%	11.69%	11.44%
Total capital	$ 1,922	$ 1,905	$ 1,853		$ 1,821	$ 2,032	$ 2,027	$ 1,998
Percentage of risk-weighted assets	12.93%	13.34%	13.68%		13.28%	14.74%	14.68%	14.42%
Tier 1 leverage ratio	6.82%	7.09%	7.09%		6.74%	7.82%	7.96%	8.03%

Period-end equity to period-end assets	9.18%	9.25%	9.29%		9.29%	9.06%	9.08%	9.29%
Period-end common shareholders' equity to period-end assets	9.18%	9.14%	9.18%		9.18%	8.94%	8.96%	9.16%

Average equity to average assets	9.21%	9.33%	9.35%	9.29%	9.12%	9.07%	9.05%	9.88%	9.27%
Average common shareholders' equity to average assets	9.10%	9.22%	9.23%	9.18%	9.01%	8.95%	8.93%	9.10%	8.99%

Period-end tangible equity to period-end tangible assets (2)	7.07%	7.08%	7.03%		6.99%	6.83%	6.77%	6.86%

Average tangible equity to average tangible assets (2)	7.08%	7.11%	7.05%	7.08%	6.89%	6.81%	6.70%	7.49%	6.96%

Senior Debt Credit Ratings
For The Period Ended September 30, 2011				Standard &
		Moody's	Fitch	Poor's	DBRS
City National Bank		A1	A-	A-	A (high)
City National Corporation		A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. For notes on non-GAAP measures, see pages 15 and 16 of the Selected Financial Information.
CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted shares under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2011				2010
(Dollars in thousands, except per share amounts)	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Basic EPS:
Net income attributable to City National Corporation	$ 41,398	$ 47,471	$ 39,692	$ 128,561	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177
Less: Dividends and accretion on preferred stock	--	--	--	--	--	--	--	5,702	5,702
Net income available to common shareholders	$ 41,398	$ 47,471	$ 39,692	$ 128,561	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475
Less: Earnings allocated to participating securities	655	759	578	1,988	532	447	535	113	1,605
Earnings allocated to common shareholders	$ 40,743	$ 46,712	$ 39,114	$ 126,573	$ 39,211	$ 33,971	$ 40,783	$ 9,883	$ 123,870

Weighted average common shares outstanding	52,481	52,462	52,320	52,422	52,154	52,105	52,012	51,690	51,992

Basic earnings per common share	$ 0.78	$ 0.89	$ 0.75	$ 2.41	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38

Diluted EPS:
Earnings allocated to common shareholders (1)	$ 40,745	$ 46,718	$ 39,119	$ 126,586	$ 39,216	$ 33,974	$ 40,787	$ 9,883	$ 123,882

Weighted average common shares outstanding	52,481	52,462	52,320	52,422	52,154	52,105	52,012	51,690	51,992
Dilutive effect of equity awards	239	515	574	460	526	393	530	402	463
Weighted average diluted common shares outstanding	52,720	52,977	52,894	52,882	52,680	52,498	52,542	52,092	52,455

Diluted earnings per common share	$ 0.77	$ 0.88	$ 0.74	$ 2.39	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36

(1) Earnings allocated to common shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options and warrants to dilutive shares outstanding, which alters the ratio used to allocate earnings to common shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

	2011
(in thousands)	Third Quarter	Second Quarter	First Quarter
Interest income (1)
Income on loans paid-off or fully charged-off	$ 18,343	$ 11,105	$ 7,389

Provision for losses on covered loans
Provision for losses on covered loans	5,147	1,716	19,116

Noninterest income related to covered assets

FDIC loss sharing (expense) income, net
(Loss) gain on indemnification asset	$ (384)	$ 1,687	$ 15,048
Indemnification asset accretion	(4,043)	(4,126)	(3,624)
Net FDIC reimbursement for OREO and loan expenses	10,496	17,852	11,118
Removal of indemnification asset on loans	(13,931)	(15,161)	(11,186)
Removal of indemnification asset on OREO and net reimbursement to FDIC for OREO sales	(2,823)	(7,219)	(1,282)
Loan recoveries shared with FDIC	(3,153)	(3,197)	(1,971)
Increase in FDIC clawback liability	(353)	(503)	(276)
Other	--	(17)	778
Total FDIC loss sharing (expense) income, net	(14,191)	(10,684)	8,605

Gain on disposal of assets
Net gain on sale of OREO	3,625	9,092	1,628

Gain on acquisition	--	8,164	--

Other income
Net gain on transfers of covered loans to OREO	3,887	12,817	10,330
Amortization of fair value on acquired unfunded loan commitments	1,088	766	692
OREO income	379	637	661
Other	(503)	(690)	29
Total other income	4,851	13,530	11,712

Total noninterest income related to covered assets	$ (5,715)	$ 20,102	$ 21,945

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs	$ 7,526	$ 15,628	8,305
Holding costs and foreclosure expense	3,449	4,564	4,493
Total other real estate owned	10,975	20,192	12,798

Legal and professional fees	2,961	2,832	1,819

Other operating expense
Other covered asset expenses	18	(70)	92

Total noninterest expense related to covered assets (3)	$ 13,954	$ 22,954	$ 14,709

(1) Excludes core yield in interest income related to covered loans.
(2) OREO, legal and professional fees and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the Company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participant interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2011				2010
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Period End:
Total equity	$ 2,120,465	$ 2,084,010	$ 2,010,627		$ 1,984,718	$ 1,977,163	$ 1,926,960	$ 1,863,411
Less: Goodwill and other intangibles	(524,103)	(526,207)	(527,419)		(528,634)	(522,592)	(524,820)	(523,135)
Tangible equity (A)	1,596,362	1,557,803	1,483,208		1,456,084	1,454,571	1,402,140	1,340,276

Total assets	$ 23,104,260	$ 22,526,089	$ 21,635,932		$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475
Less: Goodwill and other intangibles	(524,103)	(526,207)	(527,419)		(528,634)	(522,592)	(524,820)	(523,135)
Tangible assets (B)	$ 22,580,157	$ 21,999,882	$ 21,108,513		$ 20,824,484	$ 21,301,024	$ 20,706,627	$ 19,543,340

Period-end tangible equity to period-end tangible assets (A)/(B)	7.07%	7.08%	7.03%		6.99%	6.83%	6.77%	6.86%

Average Balance:
Total equity	$ 2,117,249	$ 2,053,447	$ 1,998,006	$ 2,056,671	$ 1,999,494	$ 1,960,206	$ 1,881,635	$ 2,003,150	$ 1,961,109
Less: Goodwill and other intangibles	(525,300)	(527,072)	(528,205)	(526,848)	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible equity (C)	1,591,949	1,526,375	1,469,801	1,529,823	1,473,747	1,436,351	1,359,324	1,478,312	1,436,920

Total assets	$ 22,998,562	$ 22,009,749	$ 21,377,904	$ 22,134,675	$ 21,922,240	$ 21,614,748	$ 20,799,187	$ 20,267,248	$ 21,156,661
Less: Goodwill and other intangibles	(525,300)	(527,072)	(528,205)	(526,848)	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible assets (D)	$ 22,473,262	$ 21,482,677	$ 20,849,699	$ 21,607,827	$ 21,396,493	$ 21,090,893	$ 20,276,876	$ 19,742,410	$ 20,632,472

Average tangible equity to average tangible assets (C)/(D)	7.08%	7.11%	7.05%	7.08%	6.89%	6.81%	6.70%	7.49%	6.96%

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2011			2010
(Dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier 1 capital	$ 1,534,831	$ 1,523,269	$ 1,478,820	$ 1,441,837	$ 1,650,793	$ 1,614,341	$ 1,585,727
Less: Noncontrolling interest	--	(25,089)	(25,089)	(25,139)	(25,189)	(25,088)	(25,088)
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(252,115)	(252,088)	(252,062)
Tier 1 common shareholders' equity (A)	$ 1,529,676	$ 1,493,025	$ 1,448,576	$ 1,411,543	$ 1,373,489	$ 1,337,165	$ 1,308,577

Risk-weighted assets (B)	$ 14,866,356	$ 14,285,572	$ 13,551,318	$ 13,712,097	$ 13,788,060	$ 13,806,764	$ 13,856,028

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	10.29%	10.45%	10.69%	10.29%	9.96%	9.68%	9.44%

(c) Noninterest income, excluding gain on acquisition

Noninterest income for the third quarter of 2011 was $69.6 million, a decrease of 24 percent from the second quarter of 2011 but an increase of 4 percent compared to the third quarter of 2010. Noninterest income for the second quarter of 2011 and third quarter of 2010 included gains on acquisition of $8.2 million and $2.1 million, respectively. Excluding these items, noninterest income for the third quarter of 2011 decreased 17 percent from the second quarter of 2011 and increased 8 percent from the third quarter of 2010.

Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods as well as to highlight the effects of unusual items in the periods presented. The Company believes that investors may find it useful to see this non-GAAP financial measure to analyze the Company's underlying financial performance without the impact of unusual items.
CONTACT:  Financial/Investors
          Christopher J. Carey, City National
          310.888.6777
          Chris.Carey@cnb.com

          Media
          Cary Walker
          City National
          213.673.7615
          Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 10733405